UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

AMENDMENT NO. 1

TO

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2010

The Charles Schwab Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 1-9700

Delaware	94-3025021
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 Main Street, San Francisco, CA 94105

(Address of principal executive offices, including zip code)

(415) 667-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Explanatory Note

On July 22, 2010, The Charles Schwab Corporation (the “Company”) filed a Current Report on Form 8-K under Items 8.01 and 9.01 to report the consummation of an offering of $600,000,000 aggregate principal amount of 4.45% Senior Notes due 2020 and to file certain exhibits relating to the offering. This Current Report on Form 8-K/A is being filed by the Company solely for the purposes of amending Exhibit 1.8 (Underwriting Agreement, dated July 19, 2010, among the Company and J.P. Morgan Securities Inc. as representative of the several underwriters named therein), which was previously filed with the initial report on Form 8-K, in order to omit Schedules B and C contained therein because they included information about credit ratings. The remainder of the initial report on Form 8-K, including all other exhibits filed therewith, is unchanged.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

1.8	Underwriting Agreement, dated July 19, 2010, among the Company and J.P. Morgan Securities Inc. as representative of the several underwriters named therein.

4.23*	Second Supplemental Indenture, dated as of July 22, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

4.24*	Form of 4.45% Senior Note due 2020 (included in Exhibit 4.23)

5.1*	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated July 22, 2010.

23.1*	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated July 22, 2010 (included in Exhibit 5.1).

*	Previously filed.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CHARLES SCHWAB CORPORATION

Date: August 4, 2010	BY:	/s/ Joseph R. Martinetto
Joseph R. Martinetto
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
Ex 1.8	Underwriting Agreement, dated July 19, 2010, among the Company and J.P. Morgan Securities Inc. as representative of the several underwriters named therein.

Ex 4.23*	Second Supplemental Indenture, dated as of July 22, 2010, between the Company and The Bank of New York Mellon Trust Company, N.A.

Ex 4.24*	Form of 4.45% Senior Note due 2020 (included in Exhibit 4.23)

Ex 5.1*	Opinion of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated July 22, 2010.

Ex 23.1*	Consent of Howard Rice Nemerovski Canady Falk & Rabkin, A Professional Corporation, dated July 22, 2010 (included in Exhibit 5.1).

*	Previously filed.